EXHIBIT 99.2


                     [INCENTRA SOLUTIONS, INC. LETTERHEAD]


NEWS RELEASE for March, 30 2005 at 7:30 AM EST
----------------------------------------------

Contacts for Incentra Solutions:
  Allen & Caron Inc.                             Incentra Solutions
  Jill Bertotti (investors)                      Paul McKnight
  jill@allencaron.com                            Chief Financial Officer
  -------------------                            pmcknight@incentrasolutions.com
  Len Hall (financial media)                     -------------------------------
  len@allencaron.com                             (303) 449-8279
  ------------------
  (949) 474-4300

      INCENTRA SOLUTIONS ANNOUNCES RECORD FOURTH QUARTER, YEAR-END RESULTS

      YEAR-OVER-YEAR PRO FORMA REVENUES UP 52% TO $4.6 MILLION FOR QUARTER,
           39% TO $17.7 MILLION FOR YEAR; 2004 PRO FORMA GROSS MARGINS
                          INCREASE 93% FROM PRIOR YEAR

BOULDER, CO, MARCH 30, 2005 - Incentra Solutions, Inc. (OTCBB: ICEN) today reported significant year-over-year improvements in top- and bottom-line performance for its fourth quarter and year ended December 31, 2004. Chairman and CEO Thomas P. Sweeney said that results for the 2004 fourth quarter and year were driven by year-over-year improvements in gross margins and continued strong sales globally by the Front Porch Digital Media and Broadcast division and increased volume of storage under management by its ManagedStorage International
(MSI) subsidiary.

         During 2004, Incentra sold and delivered a fully integrated digital archive and storage infrastructure to a major cable provider in the United States, which was the Company's first sale of a complete DIVArchive solution to include hardware, software and professional services. During the first quarter of 2005, the Company successfully sold two additional complete archive solutions.

         "2004 was a remarkable year for our Company and it is continuing into 2005," Sweeney said. "We have made several important acquisitions, starting in August with ManagedStorage International, that is based on our overall strategy to substantially increase revenues, improve our bottom-line performance and enhance shareholder value. These steps are essential to both accelerate our penetration of existing markets and expand further into related markets."

         In the first quarter 2005, Incentra completed the acquisitions of STAR Solutions and PWI Technologies, two leading system integrators in the western United States. These businesses and their established customer bases will serve as a platform for the sale of Incentra's managed storage and monitoring solutions. "These two acquisitions are key steps in building Incentra into a rapidly growing and profitable company," Sweeney added. "The acquisitions of PWI and STAR provide us with established direct sales and services organizations serving the enterprise market." For the year ended December 31, 2004, STAR and PWI had aggregate revenues of over $38 million.

PRO FORMA RESULTS OF OPERATIONS
-------------------------------

         Pro forma revenue for the 2004 fourth quarter increased approximately 52 percent to $4.6 million from $3.0 million for the comparable prior year quarter, and for all of 2004, pro forma revenue increased approximately 39 percent to $17.7 million, up from $12.7 million in 2003. Pro forma gross margin for the fourth quarter of 2004 increased 51 percent to $2.4 million from $1.6 million for the fourth quarter of the

                                 MORE-MORE-MORE

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INCENTRA SOLUTIONS ANNOUNCES RECORD FOURTH QUARTER, YEAR-END RESULTS

Page 2-2-2

prior year. Gross margin for all of 2004 increased 93 percent on a pro forma basis to $9.2 million from the prior year of $4.8 million.

         Pro forma EBITDA loss for the quarter and the year ended December 31, 2004 improved substantially from the prior year as the pro forma EBITDA loss declined to $0.8 million and $3.7 million compared to an EBITDA loss of $3.4 million and $10.2 million for the quarter and full year ended December 31, 2003, respectively. Included in the EBITDA loss for 2004 was $1.4 million of merger related expense.1

         "We believe our EBITDA performance demonstrates that we are moving in the right direction," Sweeney said. "Our pro forma operating expenses for the year increased slightly, only 2 percent, and our losses decreased dramatically despite charges for one-time items and an increase in non-cash charges. We are increasing our sales of DIVArchive and increasing the volumes of storage under management, creating the momentum we need going forward."

         Pro forma net losses before amounts attributable to common shareholders2 for the fourth quarter and year ended December 31, 2004 were $3.1 million and $13.0 million, respectively, which compares to pro forma net losses of $5.7 million and $19.1 million, respectively, for the 2003 comparable periods. Included in the net loss for 2004 was $1.4 million of costs included in SG&A expenses that were related to the acquisition of ManagedStorage International (MSI) in the 2004 third quarter, of which approximately $800,000 were non-cash charges.

         Pro forma results of operations discussed below, include 100 percent of the operating results of Front Porch and MSI for all periods presented. Results of operations determined in accordance with generally accepted accounting principles (GAAP) exclude the results of operations of Front Porch prior to the completion of the MSI acquisition on August 18, 2004. The pro forma results of operations discussed below exclude consideration of the Company's first quarter acquisitions of STAR and PWI.

         "A key factor in our revenue profile is the growing recurring revenue base we are building, which is driven in large part by sales of our proprietary Gridworks Operations System Support solution and our first call support," Sweeney said. "As our recurring revenue base continues to grow, it will provide added stability and predictability to our revenues, and create a significant growth opportunity for expanded sales of solutions and services to existing customers."

         The Company continues to invest in hardware and the development of its software and digital archiving in the data storage and infrastructure areas. During the year ended December 31, 2004, the Company invested approximately $1.4 million in software development and approximately $1.8 million in data storage infrastructure.

         "These investments have already yielded results and have positioned us to execute a key part of our strategic plan to grow revenues across both the enterprise and broadcast markets," Sweeney said.


RESULTS OF OPERATIONS IN ACCORDANCE WITH GAAP
---------------------------------------------

         For the fourth quarter and year ended December 31, 2004, total revenues were approximately $4.6 million and $13.3 million, respectively, compared to approximately $2.1 million and $9.8 million, respectively, for the comparable prior year periods. Gross margins as a percentage of revenue for the 2004 fourth quarter and year were 52 percent and 45 percent, respectively, compared to 46 percent and 29 percent

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


INCENTRA SOLUTIONS ANNOUNCES RECORD FOURTH QUARTER, YEAR-END RESULTS

Page 3-3-3

for the respective periods in 2003. Net losses attributable to common shareholders2 for the 2004 fourth quarter and year were $3.1 million and $10.4 million, respectively, which compares to net losses of $2.4 million and $11.0 million, respectively, for the prior year comparable periods. Included in the net loss for 2004 was approximately $1.3 million in expenses that was related to the acquisition of MSI.

         The EBITDA loss for the quarter and the year ended December 31, 2004 improved substantially from the prior year as the EBITDA loss declined to $0.8 million and $2.4 million compared to an EBITDA loss of $1.0 million and $5.5 million for the quarter and full year ended 2003, respectively.

CONFERENCE CALL INFORMATION
---------------------------

         As previously announced, management will host a conference call to be broadcast live on the Internet on Wednesday, March 30, 2005 at 11:30 a.m. (Eastern time) on the Investors section of the Company's website, www.incentrasolutions.com. After you register your name and company, you will be given access to the live webcast. Additionally, an archive of the conference call will be available at this site.

ABOUT INCENTRA SOLUTIONS, INC.
------------------------------

         Incentra Solutions, Inc. (www.incentrasolutions.com, OTCBB:ICEN) is a provider of complete IT & storage management solutions to broadcasters, enterprises and managed service providers worldwide. The Company operates a Broadcast & Media Division, Front Porch Digital (www.fpdigital.com) that provides total digital archive management and transcoding solutions. Wholly-owned subsidiaries, ManagedStorage International (MSI, www.MSIservice.com), STAR Solutions (www.star-solutions.com), and PWI Technologies (www.pwi.com) provide professional services, hardware & software products, IT outsourcing solutions and financing options to the enterprise and service provider markets.

(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principles. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance and is a widely-used measure of operating performance in practice. In addition, the Company believes the use of EBITDA provides useful information to the investor because EBITDA excludes significant non-cash interest and amortization charges related to past financings by the Company that, when excluded, the Company believes produces more meaningful operating information. EBITDA also excludes depreciation expense incurred primarily in the MSI subsidiary and amortization expense for intangible assets which arose out from the acquisition of MSI, which are significant when compared to such levels prior to the acquisition of MSI. However, investors should not consider this measure in isolation or as a substitute for net income
(loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that are calculated in accordance with GAAP, and this measure may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, loss before income taxes, is included in the adjoining tables.

(2) Net loss before amounts attributable to common shareholders excludes deemed dividends and accretion related to the Company's preferred stock.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE

INCENTRA SOLUTIONS ANNOUNCES RECORD FOURTH QUARTER, YEAR-END RESULTS

Page 4-4-4


COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.

                                  TABLES FOLLOW

                            INCENTRA SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           THREE MONTHS ENDED                     YEAR ENDED
                                     *DECEMBER 31,      DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                      -------------     -------------     -------------    -------------
                                               2004              2003              2004             2003
                                               ----              ----              ----             ----
all amounts in (000's)
Revenues                                      4,599             2,088            13,285            9,811
                                      -------------     -------------     -------------    -------------


Cost of revenue                               2,196             1,118             7,300            6,952
                                      -------------     -------------     -------------    -------------
Gross margin                                  2,403               969             5,984            2,859
                                      -------------     -------------     -------------    -------------

Total Operating Expenses                      4,482             2,562            13,696           11,345
                                      -------------     -------------     -------------    -------------
Loss from operations                         (2,079)           (1,593)           (7,711)          (8,486)
                                      -------------     -------------     -------------    -------------

Net loss before income tax                   (2,663)           (2,398)          (10,038)         (10,991)
                                      -------------     -------------     -------------    -------------

Net loss                                     (3,063)           (2,398)          (10,438)         (10,991)
                                      -------------     -------------     -------------    -------------

Net loss applicable to common
stockholders                                 (3,717)           (2,558)          (11,778)         (12,735)
                                      =============     =============     =============    =============
* certain adjustments and reclassifications were made in the fourth quarter 2004, due to the MSI acquisition
EBITDA RECONCILIATION
Net Loss                                          (3,063)           (2,398)         (10,438)     (10,991)
Income tax expense                                   400                 -              400            -
Non-cash interest                                    397               643            2,226        2,141
Cash interest                                         72                 7              180           45
Depreciation                                         563               516            2,192        2,338
Amortization                                         785               237            1,782          929
                                      ------------- ----------------------------------------------------
EBITDA                                              (846)             (994)          (3,658)      (5,539)
                                      ==================================================================
Merger costs                                           -                 -            1,275            -
EBITDA, AS ADJUSTED                                 (846)             (994)          (2,383)      (5,539)

                            INCENTRA SOLUTIONS, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                ----------------------------------------------------------------------------------
                                          THREE MONTHS ENDED                            YEAR ENDED
                                ==================================================================================
                                DECEMBER 31, 2004    DECEMBER 31,2003       DECEMBER 31, 2004    DECEMBER 31, 2003
                                -----------------    ----------------       -----------------    -----------------
all amounts in (000's)
Revenues                                    4,599              3,018                   17,740               12,728
                                -----------------    ----------------       -----------------    -----------------


Cost of revenue                             2,196               1,424                   8,531                7,955
                                -----------------    ----------------       -----------------    -----------------
Gross margin                                2,403               1,594                   9,208                4,772
                                -----------------    ----------------       -----------------    -----------------

Total Operating Expenses                    4,482               4,292                  18,542               18,114
                                -----------------    ----------------       -----------------    -----------------
Income (Loss) from operations              (2,079)             (2,698)                 (9,334)             (13,341)
                                -----------------    ----------------       -----------------    -----------------

Net loss before income taxes               (2,663)             (5,661)                (12,631)             (19,131)
                                -----------------    ----------------       -----------------    -----------------


Net loss                                   (3,063)             (5,661)                (13,031)             (19,131)
                                -----------------    ----------------       -----------------    -----------------

Net loss applicable to common
stockholders                    $          (3,717)   $         (5,820)      $         (16,987)   $         (20,875)
                                =================    ================       =================    =================




EBITDA RECONCILIATION
Net loss                                   (3,063)             (5,661)                (13,031)             (19,131)
Income tax expense                            400                  -                      400                  -
Non-cash interest                             397                 827                   3,177                2,823
Cash interest                                  72                  26                     273                  135
Depreciation                                  563                 600                   2,233                2,631
Amortization                                  785                 831                   3,244                3,301
                                ----------------------------------------------------------------------------------
EBITDA                                       (846)             (3,377)                 (3,704)             (10,240)
                                ==================================================================================
Merger costs                                   -                   -                    1,425                 -
EBITDA, AS ADJUSTED                          (846)             (3,377)                 (2,279)             (10,240)






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